                                                                     Exhibit 4.1


         THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.


                                                                      Void after
                                                             _____________, 2009


                           WARRANT TO PURCHASE SHARES
                           OF SERIES C PREFERRED STOCK
                                       OF
                                 CRDENTIA CORP.
                                 --------------

         This certifies that, for value received, MedCap Partners L.P., together with its successors and assigns (the "Holder") is entitled to subscribe for and purchase, on the terms hereof, shares of Series C Preferred Stock (the "Stock") of Crdentia Corp., a Delaware corporation (the "Company"), which is convertible into shares of Common Stock of the Company (the "Common Stock"), subject to adjustment as provided herein.

         This Warrant is subject to the following terms and conditions:

         1. EXERCISE OF WARRANT. The terms and conditions upon which this Warrant may be exercised, and the Stock covered hereby may be purchased, are as follows:

                  1.1 TERM. Subject to the terms hereof, this Warrant may be exercised at any time after the date hereof, or from time to time, in whole or in part; provided, however, that in no event may this Warrant be exercised (the "Exercise Date") later than 5:00 p.m. (Pacific Time) on the earlier of (a) the close of business on _____________, 2009 or (b) the closing of a Corporate Transaction (as defined below) (the "Exercise Period"); provided that at least twenty (20) days prior to the occurrence of the closing of a Corporate Transaction, the Company shall have sent to the Holder notice of such event.

                  For purposes hereof, the term "Corporate Transaction" shall mean (a) the sale, conveyance or disposal of all or substantially all of the Company's property or business; (b) the Company's merger into or consolidation with any other corporation (other than a a merger effected exclusively for the purpose of changing the domicile of the Company or a merger in which the owners of the voting stock of the Company prior to the merger own at least 50% of the voting interests in the surviving entity) or any other transaction or series of transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of (other than a sale by the Company of shares of its capital stock in an equity financing); or (c) the closing of an underwritten public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with aggregate net proceeds to the Company in excess of twenty-five million dollars ($25,000,000).

                  1.2 NUMBER OF SHARES. This Warrant may be exercised for ______ shares of Stock, subject to adjustment as provided herein.

                  1.3 EXERCISE PRICE. The per share exercise price for the shares of Stock to be issued upon exercise of this Warrant shall be $60.00, subject to adjustment as provided herein (such price as adjusted from time to time as provided herein is called the "Exercise Price").

                  1.4 METHOD OF EXERCISE. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of a subscription attached hereto as Schedule 1, to the Company at its principal offices and (b) except as set forth in Section 1.5, the delivery of the aggregate Exercise Price by check or bank draft payable to the Company's order or by wire transfer to the Company's account for the number of shares for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company's Board of Directors (the "Board"). Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided herein or at such later date as may be specified in the executed form of subscription, and at such time the person or persons in whose name or names any certificate or certificates for shares of Stock shall be issuable upon such exercise as provided herein shall be deemed to have become the holder or holders of record thereof.

                  1.5 NET ISSUANCE.

                          (a) RIGHT TO CONVERT. In addition to and without
limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Stock as provided in this Section 1.5 at any time or from time to time during the Exercise Period. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Stock computed using the following formula:

                          X =     Y (A - B)
                                  ---------
                                     A

           Where          X =     the number of shares of Stock to be delivered
                                  to the Holder
                          Y =     the number of Converted Warrant Shares
                          A =     the fair market value of the total number of
                                  shares of Common Stock into which one share of Stock can be converted on the Conversion Date
                                  (as defined below)
                          B =     the Exercise Price (as adjusted to the
                                  Conversion Date)

         The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as defined below). Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

                          (b) METHOD OF EXERCISE. The Conversion Right may be
exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with a notice in the form attached hereto as Schedule 2 specifying that the Holder thereby intends to exercise the Conversion Right and indicating the total number of shares under the Warrant that the Holder is exercising through the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder promptly following the Conversion Date.

                          (c) DETERMINATION OF FAIR MARKET VALUE. For purposes
of this Section 1.5, the fair market value of a share of Common Stock on the Conversion Date shall be the average of the closing prices of the Common Stock as reported on a Trading Market (as defined below) for the last fifteen (15) trading day period ending two (2) days prior to the Conversion Date. For purposes of this Warrant, "Trading Market" shall mean one of the following which has been determined by the Company's Board of Directors to be the Company's principal trading market: NASD OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange. Notwithstanding the foregoing, in the event the Common Stock is not publicly trading on the Conversion Date, the fair market value of a share of Common Stock on the Conversion Date shall be determined in good faith by the Company's Board of Directors.

                          (d) LIMIT ON EXERCISE. Notwithstanding any other
provision of this Warrant, the Holder shall not be entitled to exercise the Conversion Right, in whole or in part, unless the Holder agrees, in writing, to immediately convert the Shares issued pursuant to the Conversion Right into shares of the Company's Common Stock (pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation and Certificate of Designations, Preferences and Rights of Series C Preferred Stock of the Company).

         2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  2.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Series C Preferred Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Series C Preferred Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  2.2 DIVIDENDS IN STOCK, OTHER STOCK, PROPERTY,
RECLASSIFICATION. If at any time or from time to time the holders of the Series C Preferred Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                          (a) Series C Preferred Stock, or any shares of stock
or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

                          (b) any cash paid or payable otherwise than as a cash
dividend, or

                          (c) Series C Preferred Stock or other or additional
stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 2.1 above),

         Then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Stock as of the date on which holders of Series C Preferred Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

                  2.3 RECLASSIFICATION OR REORGANIZATION. If the Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 2.1 above, or a Corporate Transaction, in which case this Warrant shall terminate if not exercised), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

                  2.4 NOTICE OF ADJUSTMENTS AND RECORD DATES. The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the exercise price hereunder and the number of shares of Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify the Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

                  2.5 SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon payment of the Exercise Price and issuance pursuant to Section 1.4 or a net issuance pursuant to Section 1.5, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Series C Preferred Stock and Common Stock into which such Series C Preferred Stock may be converted, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Series C Preferred Stock and Common Stock may be issued as provided herein without violation of any applicable law or regulation.

         3. REPLACEMENT OF WARRANTS. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

         4. INVESTMENT INTENT. Unless a current registration statement under the Securities Act, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of any securities acquired upon exercise hereof, the Holder shall deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the own account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering or distributing such securities (or any portion thereof).

         5. NO RIGHTS OR LIABILITY AS A SHAREHOLDER. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a shareholder of the Company.

         6. REPRESENTATIONS OF HOLDER. The Holder hereby represents and acknowledges to the Company that:

                  6.1 this Warrant, the Stock issuable upon exercise of this Warrant and any securities issued with respect to any of them by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation or other reorganization will be "restricted securities" as such term is used in the rules and regulations under the Securities Act, and that such securities have not been and may not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

                  6.2 the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

                  6.3 the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Stock of the Company issuable upon exercise of this Warrant and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

                  6.4 the Company may affix the following legends (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares of Stock (or other securities) issued upon exercise of this Warrant ("Warrant Shares"):

                           "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."



         7. RESERVED.

         8. RESERVED.

         9. LIMITATIONS ON DISPOSITION. The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this
Section 9. Without in any way limiting the representations set forth above, the Holder of this Warrant agrees not to make any disposition of this Warrant or any Warrant Shares, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 9 and the other provisions of this Warrant as if such transferee were the original Holder hereof, provided and to the extent such provisions are then applicable, and

                          (a) There is then in effect a Registration Statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                          (b) (i) the Holder shall have notified the Company of
the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and the Company has given its prior written consent (which consent shall not be unreasonably withheld), and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant and/or the Warrant Shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         Notwithstanding any other provision of this Section 9, Holder may transfer this Warrant and/or the Warrant Shares to any investment fund in which MedCap Management & Research LLC or any of its affiliates is the General Partner or the manager; provided that, such fund is an "accredited investor" as such term is then defined in Section 501 of Regulation D promulgated pursuant to the Securities Act.

         10.     MISCELLANEOUS.

                  10.1 TRANSFER OF WARRANT. In addition to the transfer restrictions set forth in Section 9, this Warrant shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company.

                  10.2 TITLES AND SUBTITLES. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

                  10.3 NOTICE. Notice or demand pursuant to this Warrant shall be sufficiently given or made, if sent by first-class mail, postage prepaid, addressed, if to the Holder of this Warrant, to the Holder at its last known address as it shall appear in the records of the Company, and if to the Company, at 14114 Dallas Pkwy., Suite 600, Dallas, TX 75254, Attention: Secretary. The Company may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this
Section 10.3 for the giving of notice.

                  10.4 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  10.5 AMENDMENT. This Warrant may be modified, amended or terminated by a writing signed by the Company and the Holder.

                  10.6 SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  10.7 GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

                  COUNTERPARTS. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:  ___________________                  CRDENTIA CORP.


                                            By:
                                                --------------------------------
                                                Name: James D. Durham
                                                Its: Chief Executive Officer


ACKNOWLEDGED AND AGREED:

MEDCAP PARTNERS L.P.

By:      MedCap Management & Research LLC
Its:     General Partner

         By:
                  -----------------------------
         Name:    C. Fred Toney
         Its:     Managing Member



                  [SIGNATURE PAGE TO WARRANT TO PURCHASE SHARES
                          OF SERIES C PREFERRED STOCK]

                                   SCHEDULE 1


                               SUBSCRIPTION NOTICE
               (To be signed only on exercise of Warrant for cash)



To:      Crdentia Corp.

         The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, __________* shares of Stock of Crdentia Corp., and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is ___________________________.



                                        ________________________________________
                                        (Signature must conform in all respects
                                        to name of the Holder as specified on
                                        the face of the Warrant)


                                        ________________________________________
                                        (Print Name)


                                        ________________________________________
                                        (Address)


Dated:  ____________________


_______________
*Insert here the number of shares as to which the Warrant is being exercised.


                                 Schedule 1-1

                                   SCHEDULE 2


                         NOTICE OF NET ISSUANCE EXERCISE

             (To be signed only on net issuance exercise of Warrant)



To:      Crdentia Corp.:

         Pursuant to Section 1.5 of the Warrant, the undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the net issuance rights with respect to _____________ shares of such Warrant for that number of shares of Stock of Crdentia Corp., determined pursuant to the formula set forth in Section 1.5 of the Warrant, and requests that the certificates for such shares be issued in the name of, and delivered to ___________________, whose address is _________________________________________.


                                        ________________________________________
                                        (Signature must conform in all respects
                                        to name of the Holder as specified on
                                        the face of the Warrant)


                                        ________________________________________
                                        (Print Name)


                                        ________________________________________
                                        (Address)


Dated:  ____________________




                                  Schedule 2-1